AGREEMENT between Iron Horse Clothing Corporation (formerly E C Consulting International, Inc. and hereinafter referred to as "ECCO"), The Iron Horse Clothing Corporation (hereinafter "Iron" a wholly owned subsidiary of ECCO) and the respective Officers and Directors of ECCO and IRON as well as certain shareholders of ECCO who formerly were all of the shareholders of IRON, prior to IRON becoming a wholly-owned subsidiary of ECCO.

WHEREAS certain disputes have arisen between IRON's former stockholders who are currently ECCO stockholders and/or Officers and Directors of ECCO as evidenced by a letter forwarded in February 2014 to Mark Wentura and others, which letter is annex hereto and marked Exhibit A.

WHEREAS as indicated in Exhibit A certain allegations have arisen as relates to a certain Share Exchange Agreement filed with the Securities and Exchange Commission (the "SEC") on Form 8-K on September 4, 2013.

NOW THEREFORE it is agreed as follows:

1 The aforementioned Form 8-K filed September 4, 2013 together with all exhibits annexed thereto is herewith incorporated by reference as if fully set forth and repeated herein with the Edgarized cover page of such filing being annexed hereto as Exhibit B.

2 The signatories hereto in a desire to settle all outstanding differences and disputes agree as follows:

A. ECCO shall change its name in Nevada from Iron Horse Clothing Corporation to a new name to more accurately reflect its new or proposed business operations.
B. The entire operations of IRON shall be spun out of ECCO pursuant an Assignment and Assumption Agreement to be filed with the SEC at which time ECCO shall be considered a Shell Corporation.
C. As consideration for such spin out referred to in "B" above and as consideration for ECCO retaining and assuming the $200,000 liability of IRON owed to Antevorta Capital Partners, and ECCO's release of IRON from audit and legal fees associated with the filing of Form 8-K on September 4, 2013 and as amended on form 8-K/A on December 2, 2013, and Form 10Q on December 2, 2013; Mark Wentura, the holder of 1,501,500 shares of ECCO and Wakefield Kennedy LLC., the holder of 448,500 shares of ECCO agree to disown and waive any and all interest in such shares and to assign such aggregate of 1,950,000 shares to such persons or entities as may be chosen by Antevorta Capital Partners.
D. As further consideration for all of the above and especially, but not limited to, ECCO's assuming the aforesaid $200,000 obligation of its subsidiary IRON, the resigning Officers and Directors of ECCO as well as the principals of Wakefield Kennedy LLC. agree to fully cooperate with ECCO's new Officers and Directors and ECCO's independent auditors LL Bradford so that any and all SEC filings as are required can be completed in as timely a manner as possible.

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APR-03-2014 14:52 GARY B. WOLF 212 644 6498 P.007

E C Consulting International, Inc. and
The Iron Horse Clothing Corporation

By: Mark Wentura
Title: President
Date: March 11, 2014

Current Stockholder of E C Consulting International, Inc.

By: Mark Wentura
Title: Individually
Date: March 11, 2014

Wakefield Kennedy LLC.
Current Stockholder of E C Consulting International, Inc.

By: Steve Malsam
Title: Managing Partner
Date: March 11, 2014